Exhibit 21.1

JDSU LEGAL ENTITY LIST
	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	American Bank Note Holographics, Inc.	Delaware
5	Circadiant Systems, Inc.	Delaware
6	da Vinci Systems LLC	Delaware
7	E20 Communications Inc.	Delaware
8	JDS Uniphase Asia Holdings, Inc.	Delaware
9	JDSU Acterna Holdings LLC	Delaware
10	JDS Uniphase Corporation	Delaware
11	JDSU Communications Corporation	Nevada
12	JDSU Label LLC	California
13	JDSU Norwood LLC	Delaware
14	JDSU Optical Corporation	Massachusettes
15	Lightwave Electronics Corporation	California
16	OPKOR, Inc.	New York
17	Optical Coating Laboratory, Inc.	Delaware
18	Photonic Power Systems, Inc.	California
19	Ramar Corporation	Massachusettes
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
25	Uniphase FSC	California
INTERNATIONAL
26	Acterna France SAS	France
27	Acterna India Pvt. Ltd.	India
28	Acterna Investments Ltd.	Guernsey
29	Agility Communications Europe Limited	United Kingdom
30	Casabyte Limited	United Kingdom
31	da Vinci Technologies Pte Ltd.	Singapore
32	Dynatech Hong Kong Limited	Hong Kong
33	Flex Co., Ltd.	Beijing
34	JDS Fitel (Barbados) Inc.	Barbados
35	JDS Uniphase (Israel) Limited	Israel
36	JDS Uniphase Asia K.K.	Japan
37	JDS Uniphase Asia Ltd.	Hong Kong
38	JDS Uniphase Canada Ltd	Canada
39	JDSU Communication Technology (Shenzhen) Co. Ltd	China
40	JDS Uniphase France, S.A.S.	France
41	JDS Uniphase Inc.	Canada
42	JDS Uniphase Italia srl	Italy
43	JDS Uniphase Netherlands B.V.	Netherlands
44	JDS Uniphase Nova Scotia Company	Nova Scotia
45	JDS Uniphase Singapore Pte Limited	Singapore
46	JDSU (Greater China) Ltd	Hong Kong

47	JDSU (Hong Kong) Ltd.	Hong Kong
48	JDSU Australia Pty Ltd.	Australia
49	JDSU Austria GmbH	Austria
50	JDSU Beijing Limited	Beijing China
51	JDSU Benelux B.V.	Netherlands
52	JDSU de Mexico S.A. de C.V.	Mexico
53	JDSU Deutschland GmbH	Germany
54	JDSU Do Brasil Ltda.	Brazil
55	JDSU Haberleşme Test ve Ölçüm Teknolojileri Tic. Ltd. Şti.	Turkey
56	JDSU Holdings GmbH	Germany
57	JDSU International GmbH	Germany
58	JDSU Italia s.r.l.	Italy
59	JDSU Korea Ltd	Korea
60	JDSU Malaysia Sdn Bhd	Malaysia
61	JDSU Nordic AB	Sweden
62	JDSU Polska Sp.z.o.o.	Poland
63	JDSU Schweiz AG	Switzerland
64	JDSU Singapore Pte Ltd	Singapore
65	JDSU Spain S.A.	Spain
66	JDSU T&M Japan KK	Japan
67	JDSU T&M Singapore Pte Ltd	Singapore
68	JDSU UK Ltd.	United Kingdom
69	JDSU World Holdings GmbH & Co. KG	Germany
70	Lightwave Electronics GmbH	Germany
71	TTC Asia Pacific Ltd.	Hong Kong
72	Wandel & Goltermann Investments Pty Ltd	Australia